UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): November 4, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

Quarterly Results Press Release

On November 4, 2008, a press release was issued regarding the fourth quarter and fiscal 2008 results of Emerson Electric Co. (the “Company”). A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons why management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 7.01.     Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	July ‘08	August ‘08	Sept ‘08
Process Management	+15 to +20	+10 to +15	0 to +5
Industrial Automation	+15 to +20	+10 to +15	+5 to +10
Network Power	0 to +5	0 to +5	0 to +5
Climate Technologies	+10 to +15	+10 to +15	+5 to +10
Appliance and Tools	-5 to 0	-5 to 0	-5
Total Emerson	+10	+5 to +10	+0 to +5

September 2008 Order Comments:

The stronger U.S. dollar caused a significant negative revaluation impact to our record levels of backlog as we closed out fiscal year 2008. Order growth moderated to the range of 0 to 5 percent for the three-months ended in September driven by the backlog revaluation, not underlying orders. Currency exchange rates turned negative for this three-month period as the U.S. dollar continued to strengthen, which reduced orders by approximately 3 percentage points.

The large drop in the Euro to U.S. dollar exchange rate caused a significant negative backlog revaluation impact in Process Management and created weak comparisons to the prior year period. Excluding the currency impact, the trailing three-month order trend was the highest reported for Process Management in fiscal year 2008, even with strong prior year comparisons. The strength in the energy sector continues to drive overall order growth.

Order growth for Industrial Automation continued to be led by strength from the power generating alternator business. Order comparison to the prior month was negatively impacted by the stronger U.S. dollar.

Network Power order growth was led by the power systems businesses, with particular strength in the China power systems business. This strength was partially offset by weakness in the embedded computing and power business resulting from softness in the telecommunication end markets.

Climate Technologies orders were positively impacted by the European heat pump market recovery and easier comparisons in Europe to the same period last year. In North America, the order strength experienced in July driven by warmer weather has moderated due to the average temperatures in August and September.

Orders for Appliance and Tools continued to be negatively impacted by weakness in consumer spending and residential investment.

Upcoming Investor Events:

Emerson senior management will discuss the Company’s fourth quarter and fiscal year 2008 results during an investor conference call that will be held on Tuesday, November 4, 2008. The call will begin at 3:00 p.m. Eastern Standard Time (2:00 p.m. Central Standard Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

November 12, 2008 – Baird 2008 Industrial Conference

Location: Chicago, Illinois

Time: 10:30 a.m. to 11:00 a.m. Eastern Standard Time

Presenter: David N. Farr, Chairman, Chief Executive Officer and President

Presentation and webcast: Access to the webcast will be available in the Investor Relations area of Emerson’s website at www.emerson.com/financial at the time of the event. A replay of the webcast will be available for approximately one week at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description of Exhibits

99.1	Emerson’s November 4, 2008 Press Release announcing its fourth quarter and fiscal 2008 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 4, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson’s November 4, 2008 Press Release announcing its fourth quarter and fiscal 2008 results.